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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

  Date of report (Date of earliest event reported): May 23, 2000 (May 22, 2000)

                          GAYLORD ENTERTAINMENT COMPANY
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

            1-13079                                       73-0664379
   (Commission File Number)              (I.R.S. employer identification number)


   ONE GAYLORD DRIVE, NASHVILLE, TENNESSEE                   37214
   (Address of principal executive offices)                (Zip Code)


                                 (615) 316-6000
              (Registrant's Telephone Number, Including Area Code)

                                 Not applicable
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM  5. OTHER EVENTS.

         On May 22, 2000, the Registrant entered into a seven-year forward purchase contract with an affiliate of Credit Suisse First Boston pursuant to which the Registrant monetized shares of Viacom Inc. stock owned by the Registrant which has a current market value of more than $600 million. The Registrant utilized the SAILS (Shared Appreciation Income Linked Securities) instrument from Credit Suisse First Boston, which enabled the Registrant to realize the cash value of its Viacom stock at market prices. The Registrant received net proceeds of approximately $500 million after fees, expenses and the pre-payment of certain annual contractual obligations under the SAILS instrument. The forward purchase contract eliminates Registrant's exposure to any decline in Viacom's share price. The contract also provides the Registrant an opportunity to share in any increase in Viacom's stock price during the seven-year term of the SAILS contract. The securities contract requires certain contract payments during the final 3 3/4 years (unless prepaid) and obligates the Registrant to certain covenants. At the end of the term, the Registrant may elect to pay its counterparty in cash rather than delivering the Viacom shares.

         The Registrant acquired the Viacom stock in connection with the sale to CBS Corporation in October 1999 of the Registrant's television station KTVT-TV in Dallas-Ft. Worth, Texas. CBS subsequently merged with Viacom.

         The Registrant used approximately $394 million of the net proceeds from the transaction to repay all outstanding debt under its bank credit agreement, and will use the balance to finance developing projects, including its new Opryland Hotel Florida in Kissimee-St. Cloud and Opryland Hotel Texas in Grapevine, Texas.

         The foregoing summary description of these transactions is qualified in its entirety by reference to the full text of the SAILS Securities Contract, SAILS Pledge Agreement, and press release, copies of which are annexed hereto as Exhibits 10.1, 10.2 and 99, respectively, and incorporated herein by this reference.

         This Current Report contains certain forward-looking statements regarding, among other things, the anticipated financial and operating results of the Registrant. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Registrant cautions investors that future financial and operating results may differ materially from those projected in forward-looking statements made by, or on behalf of, the Registrant.

ITEM 7(C). EXHIBITS

         The exhibits filed with this report are listed in the Index to Exhibits set forth elsewhere herein.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                        GAYLORD ENTERTAINMENT COMPANY

                                        By:     /s/ Denise Wilder Warren
                                           -------------------------------------
                                            Denise Wilder Warren
                                            Senior Vice President and
                                              Chief Financial Officer

                                        By:     /s/ Carl W. Kornmeyer
                                            ------------------------------------
                                            Carl W. Kornmeyer
                                            Executive Vice President Corporate
                                              and Operational Development

May 23, 2000




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                                INDEX TO EXHIBITS


Exhibit Number                              Description

        10.1+    SAILS Mandatorily Exchangeable Securities Contract dated as of
                 May 22, 2000, among the Registrant, OLH G.P., Credit Suisse
                 First Boston International, and Credit Suisse First Boston
                 Corporation, as agent.

        10.2+    SAILS Pledge Agreement dated as of May 22, 2000, among the
                 Registrant, Credit Suisse First Boston International, and
                 Credit Suisse First Boston Corporation, as agent.

        99       Press Release issued by the Registrant on May 23, 2000.


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+ As directed by Item 601(b)(2) of Regulation S-K, certain schedules and exhibits to this exhibit are omitted from this filing. Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.




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